UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 14, 2009 (October 10, 2009)

China Industrial Waste Management, Inc.
(Exact name of registrant as specified in its charter)

Nevada	002-95836-NY	13-3250816
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

China Industrial Waste Management, Inc.
c/o Dalian Dongtai Industrial Waste Treatment Co., Ltd
No. 1 Huaihe West Road
E-T-D-Zone, Dalian, China 116600
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code: 011-86-411-85811229

N/A
(Former Name and Address if changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Information.

On October 10, 2009, our indirect majority owned subsidiary Dalian Dongtai Industrial Waste Treatment Co., Ltd. (“Dalian Dongtai”), a company formed under the laws of the People’s Republic of China (“PRC”), consummated the acquisition of a 65% equity interest (the “Shares”) in Hunan Hanyang Environmental Protection Science& Technology Co., Ltd., a PRC company (“Hunan Hanyang”), from  Hunan Luyi Industrial Development Co., Ltd., a PRC company (“Hunan Luyi”) and Ms. Song Wenling (“Ms. Song”).

The acquisition was made pursuant to the terms of a Share Transfer Agreement by and between Dalian Dongtai, Hunan Luyi and Ms. Song dated September 18, 2009, which was described in and filed as an exhibit to our Form 8-K filed on September 21, 2009. Under the terms of the agreement, Dalian Dongtai purchased 46% and 19% of the equity interest in Hunan Hanyang from Hunan Luyi and Ms. Song, respectively, for RMB10,620,000 (approximately US$1,555,770) and RMB4,380,000 (approximately US$641,645).

At the time of the acquisition, Hunan Luyi and Ms. Song owned 81% and 19% shares, respectively, of Hunan Hanyang, which constructs and operates the Hazardous Waste Treatment Center of Changsha City, Hunan Province (“the Center”), with registered and paid-in capital amounting to RMB 12 million (approximately US$1,756,955). Hunan Hanyang is engaged in the business of treatment and comprehensive utilization of waste and the management and operation of waste treatment facilities and has the franchise right (BOT) to construct and operate the Center for 25 years upon completion of construction.

For the convenience of the reader, amounts in Renminbi (“RMB”) have been translated into United States dollars (“US$”) at the rate of US$1.00=RMB6.8262 quoted by the U.S. Federal Reserve System as at September 30, 2009. The RMB is not freely convertible into US$ and no representation is made that the RMB amounts could have been, or could be, converted into US$ at that rate or at all.

Item 9.01       Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1
English translation of the Share Transfer Agreement by and between Dalian Dongtai Industrial Waste Treatment Co., Ltd., Hunan Luyi Industrial Development Co., Ltd. and Song Wenling dated September 18, 2009 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on September 21, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

By:	/s/ Dong Jinqing
Name:	Dong Jinqing
Title:	Chief Executive Officer